UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25 2005

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                        Election of Directors

iStar Financial Inc. held its 2005 annual meeting of shareholders on May 25, 2005.  The following persons were elected to iStar Financial’s Board of Directors, to serve a one year term of office:  Jay Sugarman, Willis Andersen, Jr., Robert W. Holman, Jr., Robin Josephs, John G. McDonald, George R. Puskar and Jeffrey A. Weber.  In addition, as previously reported by iStar Financial in its Quarterly Report on Form 10-Q for the period ended March 31, 2005, in connection with iStar Financial’s acquisition of an interest in Oak Hill Advisors MGP, Inc. iStar Financial agreed to appoint a representative designated by Oak Hill Advisors MGP, Inc. to iStar Financial’s Board of Directors to serve until the 2006 annual meeting of shareholders.  Oak Hill Advisors MGP, Inc. has designated Mr. Glenn R. August to serve as a director of iStar Financial during that period.  On May 25, 2005, the Board of Directors appointed Mr. August to iStar Financial’s Board of Directors to serve until the 2006 annual meeting of iStar Financial’s shareholders.

Glenn R. August, 43, is the President of Oak Hill Advisors MGP, Inc., the ultimate general partner of Oak Hill Advisors, L.P.  In such capacity, Mr. August supervises all investment, trading and operational activities of Oak Hill Advisors, L.P.  Mr. August co-founded the predecessor of Oak Hill Advisors, L.P., Acadia Partners, L.P., in 1987.  Since then, he has been responsible for more than $25 billion of investments in leveraged loans, high yield bonds and distressed securities.  In addition, Mr. August co-founded all of the leveraged securities investment partnerships sponsored by Oak Hill Advisors, L.P., including Oak Hill Securities Funds I and II, Oak Hill Credit Partners I, II, III and IV and the Oak Hill Credit Alpha Funds.  Mr. August is also a Managing Partner of the advisor to Oak Hill Special Opportunities Fund, an investment partnership focused on investments in distressed companies.  Mr. August earned an M.B.A. from Harvard Business School, where he was a Baker Scholar, and a B.S. from Cornell University.  He currently serves on the Board of Directors of the 92nd St. Y and The Mount Sinai Children’s Center Foundation.  In the transaction with iStar Financial, Mr. August, entities directly or indirectly controlled by him, and trusts for the benefit of Mr. August and his immediate family, received approximately half of the transaction consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: May 27, 2005	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: May 27, 2005	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer